                                                            EXHIBIT 6(a)(i)
                             DISTRIBUTION CONTRACT
                                      AND
                               DISTRIBUTION PLAN
                               -----------------

THIS DISTRIBUTION CONTRACT AND DISTRIBUTION PLAN (this "Agreement"), dated this ______ day of ____________, 1997, between The Composite Funds, a Massachusetts business trust (the "Trust"), on behalf of each of its series which are listed on the signature page of this Agreement (each a "Fund"), and Composite Funds Distributor, Inc., a Washington corporation doing business at Seattle, Washington, herein sometimes referred to as the "Distributor."

RECITALS

WHEREAS, the Trust is registered as an open-end, series management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and the Funds are separate series of the Trust;

WHEREAS, each Fund and the Distributor desire to enter into an agreement that sets forth standard terms and conditions for distribution services for certain classes of shares of each Fund (specifically, Class A, Class B and Class S), in accordance with the schedule of fees attached as Exhibit A;

WHEREAS, certain payments to the Distributor provided herein (other than front-end loads and contingent deferred sales charges) may be considered the financing of activities intended to result in the sale of the Class A, Class B and Class S shares of each Fund;

WHEREAS, this Agreement, therefore, is intended to include in Section 6, among other things, a separate and severable "written plan" of the compensation type for each of the Class A, Class B and Class S shares of each Fund as contemplated by Rule 12b-1 promulgated pursuant to the provisions of the 1940 Act;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration the receipt where of is hereby acknowledged, the parties hereto agree as follows:

1. APPOINTMENT. The Trust hereby affirms the appointment of Composite Funds Distributor, Inc., as the distributor for each Fund and grants Distributor the right to sell Class A, Class B and Class S shares on behalf of the Fund and on terms set forth in this Agreement. The Distributor accepts such appointment and agrees to render the services herein set forth, for the payments herein provided (including reimbursement of expenses).

2. DELIVERY OF DOCUMENTS. The Trust and/or each Fund has furnished the Distributor with copies of:

    (a) Agreement and Declaration of Trust and all amendments thereto for the Trust (as amended from time to time, the "Declaration of Trust");

    (b) Bylaws and all amendments thereto for the Trust (as amended from time to time, the "Bylaws"); and

    (c) Each Fund's most recent prospectus and recent registration statement (as amended or supplemented from time to time, the "Prospectuses and "Registration Statements").

    From time to time, each Fund will furnish the Distributor with current copies of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the Securities and Exchange Commission (the "SEC") and will make available, upon request, evidence of payment of registration fees imposed from time to time by the State in which securities of each Fund are sold by the Distributor.

3. DUTIES OF THE DISTRIBUTOR. The Distributor shall provide each Fund with the benefit of its best judgment, efforts and facilities in rendering its services as Distributor. The Distributor will act as the exclusive Distributor of the Class A, Class B and Class S shares of each Fund, subject to the supervision of the Trust's board of trustees and the following understandings: (i) the Trust's board of trustees shall be responsible for and control the conduct of each Fund's affairs; (ii) in all matters relating to the performance of this Agreement, the Distributor will act in conformity with the Declaration of Trust and Bylaws of the Trust and the Prospectus and Registration Statement of each Fund and with the instructions and directions of the Trust's board of trustees; (iii) the Distributor will conform to and comply with applicable requirements of the 1940 Act, the Securities Act of 1933 ("1933 Act") and all other applicable federal or state laws and regulations. In carrying out its obligations hereunder, the Distributor shall:

    (a) provide to the Trust's board of trustees, at least quarterly, a written report of the amounts expended in connection with all distribution services rendered pursuant to this Agreement, including an explanation of the purposes for which such expenditures were made; and

    (b) take, on behalf of each Fund, all actions which appear to be necessary to carry into effect the distribution of each Fund's shares as provided in paragraph 4.

4. DISTRIBUTION OF SHARES. It is mutually understood and agreed that the Distributor does not undertake to sell all or any specific portion of the Class A, Class B or Class S shares of any Fund. Distributor shall have the right to enter into sales agreements with dealers of its choice for the sale of the Class A, Class B or Class S shares of each Fund to the public at the public offering price. Distributor shall set forth in such agreements the portion of the sales charge which may be retained by such dealers. If any Fund determines that it is necessary to file the form of dealer agreement and amendments thereto as an exhibit to its currently effective Registration Statement under the 1933 Act, then the Distributor shall provide the Fund with currently effective documents. A Fund shall not sell any of its Class A, Class B or Class S shares except through the Distributor. Notwithstanding the provisions of the foregoing sentence:

    (a) A Fund may issue its Class A, Class B or Class S shares at their net asset value to any shareholder of the Fund purchasing such shares with dividends or other cash distributions received from the Fund pursuant to any special or continuing offer made to shareholders;

    (b) The Distributor may, and when requested by a Fund, shall, suspend its efforts to effectuate sales of the Class A, Class B or Class S shares of a Fund at any time when in the opinion of the Distributor or of the Fund no sales should be made because of a need to revise a prospectus or registration statement, market or other economic considerations or abnormal circumstances of any kind and either party in its sole discretion may reject orders for the purchase of such shares;

    (c) A Fund may withdraw the offering of its Class A, Class B or Class S shares (i) at any time with the consent of the Distributor or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction;

    (d) The price at which the Class A, Class B or Class S shares will be sold to investors (the "offering price") shall be the net asset value per share, determined in accordance with the Fund's current Prospectus and/or Statement of Additional Information (as amended or supplemented from time to time, "SAI") plus a sales charge determined in the amount and manner established from time to time by the Distributor and set forth in a Fund's current Prospectus and/or SAI. The Fund shall receive the net asset value per share for the sale of its Class A, Class B or Class S shares;

    (e) If a sales charge is in effect, the Distributor shall have the right, subject to such rules or regulations of the Securities and Exchange Commission as may then be in effect pursuant to Section 22 of the 1940 Act, to pay a portion of the sales charge to dealers who have sold Class A, Class B or Class S shares of the Fund in accordance with provisions of dealer agreements; and

    (f) The Distributor is not authorized by any Fund to provide any information or to make any representations other than those contained in the appropriate Registration Statements, Prospectuses and SAI's filed with the Securities and Exchange Commission under the 1933 Act, or contained in shareholder reports or other material that may be prepared by or on behalf of a Fund for Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing sales literature or other material as it may deem appropriate.

5. COMPENSATION FOR SERVICING SHAREHOLDER ACCOUNTS. As compensation for its services hereunder, the Distributor shall be entitled to receive all front-end loads and all contingent deferred sales charges described from time to time in the Prospectus and/or SAI, as well as the service fees set forth in the schedule of fees attached as Exhibit A, calculated and paid as an annual percentage of the average daily net assets attributable to the relevant classes of each Fund. Composite acknowledges that the Distributor and its dealers may compensate their investment representatives for opening accounts, processing investors' purchase and redemption orders, responding to inquiries from Fund shareholders concerning the status of their accounts and the operations of a Fund, and communicating with a Fund and its transfer agent on behalf of Fund shareholders in such manner and amount as the Distributor may deem appropriate.

6. EXPENSES. The expenses connected with distribution shall be allocable between the Funds and the Distributor as follows:

    (a) The Distributor shall furnish the services of personnel to the extent that such services are required to carry out its obligations under this Agreement.

    (b) Each Fund assumes and shall pay or cause to be paid the following expenses incurred on its behalf:

         registration of shares including the expense of printing and distributing prospectuses to existing shareholders; expenses incurred for corporate services; taxes and expenses related to portfolio transactions; charges and expenses of any registrar, custodian or depository for portfolio securities and other property, and any stock transfer, dividend or account agent or agents; brokers' commissions chargeable in connection with portfolio securities transactions; all taxes, including securities issuance and transfer taxes, and corporate fees payable to federal, state or other governmental agencies; the costs and expenses of engraving or printing of stock certificates, if any; costs and expenses in connection with the registration and maintenance of registration of a Fund and its shares with the SEC and various states and other jurisdictions (including filing fees, legal fees and disbursements of counsel); expenses of shareholders' and directors' meetings and preparing, printing, and mailing of proxy statements and reports to shareholders; fees and travel expenses of "disinterested" directors; expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside service used for pricing of a Fund's shares; fees and expenses of legal counsel and of independent accountants; membership dues of industry associations; postage (excluding postage for promotional and sales literature); insurance premiums on property of personnel (including, but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of a Fund's operation unless otherwise explicitly provided herein.

    (c) Subject to the schedule of fees set forth in Exhibit A as from time to time approved by the Board of Trustees and agreed to by the Trust and the Distributor, each Fund shall be permitted to compensate the Distributor for distribution expenses in accordance with the provisions of this section, which shall constitute a "distribution plan" as contemplated by Rule 12b-1 promulgated pursuant to the 1940 Act, as follows:

         (i) With respect to Class A shares, each Fund shall be authorized to pay a service fee equal to an annual rate of (i) .15% of a Fund's average daily net assets attributable to Class A shares in the case of Composite Money Market Fund and Composite Tax-Exempt Money Market Fund and (ii) .25% of such assets in the case of the other Funds.

         (ii) With respect to Class B shares, each Fund shall be authorized to pay a distribution fee equal to an annual rate of .75% of a Fund's average daily net assets attributable to Class B shares and a service fee equal to an annual rate of .25% of such assets.

         (iii) With respect to Class S shares, each Fund shall be authorized to pay a distribution fee equal to an annual rate of .75% of a Fund's average daily net assets attributable to Class S shares and a service fee equal to an annual rate of .25% of such assets.

    (d) Proceeds from any contingent deferred sales charges applicable to Class A shares, Class B shares or Class S shares shall be paid to the Distributor.

    (e) The Distributor will furnish the board of trustees statements of distribution revenues and expenditures at least quarterly with respect to each class of shares of each Fund as required by Rule 12b-1.

    (f) Each Fund will record all payments made under the distribution plan as expenses in the calculation of its net investment income. The amount of distribution expenses incurred by the Distributor that may be paid pursuant to the plan in future periods will not be incurred as a liability, unless the standards for accrual of a liability under generally accepted accounting principles have been satisfied. Such distribution expenses will be recorded as an expense in future periods as they are paid by a Fund.

    (g) For purposes of Section 6 of this Distribution Contract, the Distributor shall not be responsible for the payment of distribution expenses that are subject to reimbursement, as the Distributor has acted solely as the agent of Composite or of a specific Fund in connection therewith.

7. NON-EXCLUSIVITY. The services of the Distributor are not exclusive and the Distributor shall be entitled to render distribution or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers of the Distributor may serve as officers or trustees of the Trust, and that officers or trustees of the Trust may serve as officers of the Distributor to the extent permitted by law; and that officers of the Distributor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies and broker/dealers.

8. TERM AND APPROVAL. This Agreement shall become effective as of ______________________, and shall continue in force and effect from year to year thereafter, provided that, with respect to any Fund or Class, such continuance is specifically approved at least annually:

    (a) By the Trust's board of trustees or by the vote of a majority of the outstanding voting securities of the Fund (as defined in Section 2(a)(42) of the 1940 Act), and

    (b) The affirmative vote of a majority of the board of trustees of the Trust who are not (i) parties to this Agreement, (ii) interested persons of any such party (as defined in Section 2(a)(19) of the 1940
         Act) or (iii) persons having a direct or indirect financial interest in the operation of this Agreement or any agreement related to this Agreement ("Qualified Trustees"), by votes cast in person at a meeting called for the purpose of voting on such approval.

9. TERMINATION. This Agreement may be terminated, with respect to any Fund or Class, at any time, without the payment of any penalty, by vote of the board of trustees of the Trust, or by a vote of a majority of the Qualified Trustees, or by a vote of a majority of the outstanding voting securities of the Fund (as defined in Section 2(a)(42) of the 1940 Act), or by the Distributor on sixty (60) days' written notice to the Fund. The notice provided for herein may be waived by either party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section (a)(4) of the 1940 Act.

10. AMENDMENTS. This Agreement may be amended, with respect to any Fund or Class, by the parties hereto only if such amendment is specifically approved
    (i) by the board of trustees of the Trust or by the vote of majority of outstanding voting securities of the Fund, and (ii) by a majority of those trustees who are not parties to this Agreement or interested persons of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that any such amendment that constitutes an amendment of the distribution plan for any Class of the Fund shall be approved by shareholders pursuant to Rule 12b-1 to the extent required by applicable law.

11. LIABILITY OF THE DISTRIBUTOR. In the performance of its duties hereunder, the Distributor shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but the Distributor shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Distributor or reckless disregard by the Distributor of its duties under this Agreement.

12. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of each Fund shall be 601 West Main Avenue, Spokane, WA 99201, and the address of the Distributor shall be 1201 Third Avenue, Seattle, WA 98101.

13. DECLARATION OF TRUST AND LIMITATION OF LIABILITY. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the Trust on behalf of the trustees of the Trust, as trustees and not individually, on further behalf of each Fund, and that the obligations of this Agreement with respect to each Fund shall be binding upon the assets and properties of the Fund only and shall not be binding upon the assets and properties of any other Fund or series of the Trust or upon any of the trustees, officers, employees, agents or shareholders of the Fund or the Trust individually.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                                     THE COMPOSITE TRUST,
                                     on behalf of its series
                                     COMPOSITE BOND & STOCK FUND,
                                     COMPOSITE GROWTH & INCOME FUND,
                                     COMPOSITE NORTHWEST FUND,
                                     COMPOSITE U.S. GOVERNMENT SECURITIES  FUND,
                                     COMPOSITE INCOME FUND,
                                     COMPOSITE TAX-EXEMPT BOND FUND,
                                     COMPOSITE MONEY MARKET FUND, and
                                     COMPOSITE TAX-EXEMPT MONEY MARKET FUND



                                     By:
                                          -----------------------------------
                                          William G. Papesh
                                          President


Attest:


By:
     --------------------
     John T. West
     Secretary

                                       COMPOSITE FUNDS DISTRIBUTOR, INC.


                                       By:
                                            ------------------------------------
                                            William G. Papesh
                                            President

Attest:


By:
     -----------------------
     Sharon L. Howells
     Secretary

                                   EXHIBIT A
                              THE COMPOSITE FUNDS
                            1997 ANNUAL 12b-1 RATES

                                     MAXIMUM         CURRENT*         REVISED**
                                     -------         --------         ---------
COMPOSITE GROWTH & INCOME FUND
CLASS A                                0.25%            0.25%             0.25%
CLASS B                                1.00%            1.00%             1.00%
CLASS S                                1.00%            1.00%             1.00%

COMPOSITE NORTHWEST FUND
CLASS A                                0.25%            0.25%             0.25%
CLASS B                                1.00%            1.00%             1.00%
CLASS S                                1.00%            1.00%             1.00%

COMPOSITE BOND & STOCK FUND
CLASS A                                0.25%            0.25%             0.25%
CLASS B                                1.00%            1.00%             1.00%
CLASS S                                1.00%            1.00%             1.00%

COMPOSITE U.S. GOVERNMENT
  SECURITIES FUND
CLASS A                                0.25%            0.20%             0.25%
CLASS B                                1.00%            1.00%             1.00%
CLASS S                                1.00%            1.00%             1.00%

COMPOSITE INCOME FUND
CLASS A                                0.25%            0.20%             0.25%
CLASS B                                1.00%            1.00%             1.00%
CLASS S                                1.00%            1.00%             1.00%

COMPOSITE TAX-EXEMPT BOND FUND
CLASS A                                0.25%            0.20%             0.25%
CLASS B                                1.00%            1.00%             1.00%
CLASS S                                1.00%            1.00%             1.00%

COMPOSITE MONEY MARKET FUND
CLASS A                                0.15%            0.07%             0.00%
CLASS B                                1.00%            1.00%             1.00%
CLASS S                                1.00%            1.00%             1.00%

COMPOSITE TAX-EXEMPT MONEY
  MARKET FUND
CLASS A                                0.15%            0.00%             0.00%
CLASS B                                1.00%            1.00%             1.00%
CLASS S                                1.00%            1.00%             1.00%

* As currently in effect for the Funds as Washington corporations (or series thereof).
** Rates approved by the board of trustees of the Trust. The first 25 basis points of each fee shall be "service fees" under the rules of the NASD.